EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2025 with respect to the financial statements of Atomera Incorporated for the years ended December 31, 2024 and 2023 and included in Annual Report on Form 10-K.

/s/ Marcum llp

Melville, NY

June 26, 2025